Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Serve Robotics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock, par value $0.0001 per share(1)	457(o)	-	-	-		-	-	-	-	-	-
	Equity	Preferred Stock, par value $0.0001 per share(1)	457(o)	-	-	-		-	-	-	-	-	-
	Debt	Debt Securities(1)	457(o)	-	-	-		-	-	-	-	-	-
Fees to Be Paid	Other	Warrants(1)	457(o)	-	-	-		-	-	-	-	-	-
	Other	Rights(1)	457(o)	-	-	-		-	-	-	-	-	-
	Other	Units(1)	457(o)	-	-	-		-	-	-	-	-	-
	Unallocated (Universal) Shelf	-	457(o)			$300,000,000.00	(3)	0.0001531	$45,930.00
Fees Previously Paid	-	-	-	-	-	-		-	-	-	-	-	-
	Total Offering Amounts					$300,000,000.00			$45,930.00
	Total Fees Previously Paid								-
	Total Fee Offsets								$5,904.13
	Net Fee Due								$40,025.87

(1)	An indeterminate amount of the securities of each identified security class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.

(3)	The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $300,000,000.00.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Serve Robotics Inc.	S-3	333-282389	9/27/2024		$29,520.00	(4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$40,000,867.07
Fee Offset Sources	Serve Robotics Inc.	S-3	333-282389		9/27/2024							$5,904.13	(4)

(4)	On September 27, 2024, the registrant filed a registration statement on Form S-3 (File No. 333-282389), registering the issuance of $200,000,000.00 of securities of the registrant (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement a fee of $29,520.00 was due. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the securities registered hereby in the amount of $45,930.00 is offset by $5,904.13 in registration fees previously paid by the registrant with respect to the registrant’s securities that were registered but not issued pursuant to the Prior Registration Statement. Accordingly, a registration fee of $40,025.87 is being paid at this time. The Prior Registration Statement is hereby withdrawn and any offering of the unsold securities thereunder has been terminated.